Exhibit 99.1

Empire Resorts and bet365 Forge Strategic Alliance to Offer Sports Betting and Online Gaming in New York State at Resorts World Catskills

Collaboration Between New York’s Premier Integrated Commercial Casino Resort Destination and World’s Largest Online Sports Betting Operator Positions Resorts World Catskills as Leading NY State Sports Betting and Gaming Destination

bet365 to Invest up to $50 Million to Become Empire Resorts, Inc.’s Second Largest Shareholder

Kien Huat Realty III, Ltd. Commits up to $126 Million Investment via Convertible Preferred Stock

MONTICELLO, N.Y. (Nov. 14) – Empire Resorts, Inc. (NasdaqGM: NYNY) (together with its subsidiaries, “Empire”) and an affiliate of bet365 Group Limited (“bet365”) today announced a strategic alliance to develop a physical and online sportsbook in New York State at Resorts World Catskills, New York’s newest and largest integrated commercial casino resort destination with closest proximity to Manhattan. Empire and an affiliate of bet365, the world’s largest online sports bookmaker, entered into a 20-year agreement (the “Sports Wagering Agreement”) to offer retail sports betting, an online sportsbook and online gaming at Resorts World Catskills if and when permitted by applicable law. Under the Sports Wagering Agreement, Empire and bet365 will establish New York’s premier sports betting and online gaming option. This agreement provides for the companies to share profits 50/50 after bet365 recoups its start-up and other costs.

In connection with the Sports Wagering Agreement, an affiliate of bet365 will acquire up to $50 million of Empire common stock at a price of $20 per share in two tranches, making it Empire’s second largest stockholder. Additionally, Kien Huat Realty III, Ltd. (“Kien Huat”), Empire’s largest stockholder, has committed to purchase up to $126 million of convertible preferred stock, with a conversion price of $20 per share. The investment by bet365 and the commitment by Kien Huat strengthens Empire’s financial position and underscores Kien Huat’s view of the potential for value creation in Empire’s Resorts World Catskills.

Resorts World Catskills is one of only four commercial casinos in New York State currently authorized by statute to offer retail sports betting pending the promulgation of regulations. Resorts World Catskills is ideally positioned to offer sports betting with the expertise of bet365, which is ranked No. 1 in sportsbook revenues globally with annual revenues of over $3 billion and No. 1 in the EGR Global Power 50 rankings from 2010 to 2017. bet365 operates a highly successful in-play betting product with a scalable and growing mobile platform.

“Joining forces with bet365 positions Empire and our flagship Resorts World Catskills to lead a potentially enormous new market,” said Manny Pearlman, Executive Chairman of Empire Resorts, Inc. “bet365’s global expertise in effectively developing and executing world-class sportsbooks strongly complements Empire’s leadership in commercial casino operations in New York. This collaboration, which will enable Resorts World Catskills to be a leading destination for sports wagering in New York State, highlights our commitment to the continued growth of Resorts World Catskills, as well as our dedication to working with the best, most innovative pioneers in the industry to provide world-class gaming options.”

The alliance provides bet365 access to the New York State sports wagering market, which, according to market estimates by Eilers & Krejcik Gaming LLC, is expected to be the single largest market jurisdiction for sports betting in the United States other than California, with projections for more than $1 billion in annual revenues from sports betting within five years of legalization.1 Following the announcement of a market access deal in New Jersey earlier this year, bet365 is well positioned for sports betting expansion into New York State.

[1]	Eilers & Krejcik Gaming, LLC, “Regulated Sports Betting: Defining the U.S. Opportunity,” September 26, 2017

“This landmark agreement, which combines Empire’s gaming operating skill with our expertise in providing best-in-class online sports betting, allows bet365 to tap into what we believe will be one of the most significant online and sportsbook markets in the United States,” said Simon Betteley, President of Hillside (New York) LLC, a bet365 affiliate.

The alliance with bet365 is the next phase of Resorts World Catskills’ growth, including the addition of a new hotel with two dining and entertainment venues by the end of the year. In 2019, two additional hospitality venues are expected to open at the destination resort in which Resorts World Catskills is located. The Kartrite Hotel and Indoor Waterpark is scheduled to open in the first quarter of 2019, and a Rees Jones redesign of the well-known Monster golf course will debut in the second half of 2019.

Following its initial investment, which closed today, an affiliate of bet365 will own approximately 4.9% of Empire’s outstanding common stock. Pursuant to the Sports Wagering Agreement, the parties expect to use the bet365 brand and online consumer facing sports betting and digital platform.

Moelis & Company LLC acted as financial advisor and Milbank Tweed Hadley & McCloy LLP, Sidley Austin LLP, Ellenoff Grossman & Schole LLP and Fox Rothschild LLP acted as legal counsel to Empire Resorts, Inc. Brownstein Hyatt Farber Schreck LLP acted as legal counsel to bet365 Group Limited.

About Empire Resorts, Inc.

Empire Resorts, Inc. was organized as a Delaware corporation on March 19, 1993, and since that time has served as a holding company for various subsidiaries engaged in the hospitality and gaming industries.

Empire owns and operates Resorts World Catskills, an all-season integrated destination casino resort located in Sullivan County, New York, approximately 90 miles from New York City. Resorts World Catskills includes an 18-story hotel, casino and entertainment complex featuring more than 100,000 square feet of gaming action including 2,150 state-of-the-art slot machines, 150 live table games, a poker room and private gaming salons. The casino resort also offers more than 10 varied bar and restaurant experiences, which includes an Italian steakhouse created by celebrity chef Scott Conant, and year-round live entertainment at the 2,500-seat RW Epicenter, casino bars and lounges. The luxurious hotel, which, upon completion, is comprised of 332 suites, including 27 premium accommodations consisting of garden suites, penthouse suites and two-story villas, the Crystal Life Spa, two indoor pools, and two fitness centers.

The destination resort in which Resorts World Catskills also includes an entertainment project providing additional entertainment, food and hotel accommodations which will be completed by the end of the year. In 2019, a Rees Jones-redesign of the well-known Monster golf course and The Kartrite Hotel and Indoor Waterpark will also be added to this destination resort.

Empire also owns and operates Monticello Casino and Raceway, a 45,000-square foot video gaming machine and harness horseracing facility located in Monticello, New York, approximately 90 miles northwest of New York City.

Further information about the Company is available at www.empireresorts.com, www.rwcatskills.com and www.monticellocasinoandraceway.com.

About bet365

bet365 is the world’s largest online sportsbetting company with annual sportsbook revenues of over $3 billion and over 4,000 employees.

bet365 offers the industry’s widest range of ‘in-play’ sports betting events with around 75 sports covered and over 160,000 events being live video streamed annually on the bet365 sites, offering customers the ability to watch those sports events whilst betting.

bet365 is licensed and regulated in Great Britain, Gibraltar, Malta, Denmark, Estonia, Spain, Italy, Ireland, Bulgaria, Cyprus and Australia and has multiple other license applications pending or in process. bet365 has extensive experience at working with local licensing, regulatory and reporting requirements and pays substantial duties and license fees in each of those jurisdictions.

bet365 is recognised as an industry leader and has been the winner of many industry awards including the eGamingReview Operator of the Year and Sportsbetting Operator of the Year, and is currently rated #1 in the eGR Power 50’ as a result of its reputation and influence within the industry.

Cautionary Statement Regarding Forward Looking Information

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Empire and our management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; changes in the competitive environment in the gaming industry and the markets where we operate; the extent to which New York State legalizes sports betting in the wake of the Supreme Court’s decision regarding the Professional and Amateur Sports Protection Act, the effects of new laws and regulations, Empire’s ability to successfully execute on the Sports Wagering Agreement; the ability to meet and maintain compliance with legal and regulatory restrictions on our business, including in relation to our advertising, customer promotion and marketing activities; recognition of and loyalty to the Resorts World Catskills and bet365 brands; customer preference for competing hospitality and gaming brands operating in our market; and other factors described from time to time in Empire’s filings with the Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contact:

Media Inquiries:

Elevate Communications

Jennifer Hunt, 978-618-2804

jhunt@elevatecom.com

Investor Relations:

Reevemark

Hugh Burns/Renee Soto, 212-433-4600

EmpireResorts@reevemark.com